UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 15, 2006

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Arkansas
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

323 Center Street, Suite 1300, Little Rock, Arkansas 72201
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.

 On April 15, 2006, John F. Corcoran, who has been a director since 2001, resigned from our Board of Directors.

 On April 15, 2006, the remaining directors unanimously elected David Lahaie to the Board of Directors to fill the vacancy created by Mr. Corcoran’s resignation. Mr. Lahaie will hold office until the next Annual Meeting and until his successor is duly elected and qualified. Mr. Lahaie has also been named a member of our Audit Committee, in place of Mr. Corcoran. Mr. Lahaie is the co-founder and CEO of Evergreen Recycling Inc. (“ERI”). For the past 10 years, ERI has delivered turn-key sustainable solutions in the US and Canada for byproducts of manufacturing industries, including petroleum refining, steel making, primary aluminum production, cement manufacturing, silicon chip and hard drive manufacturing, automotive and aircraft production, power generation and water treatment. Since September 2005, Mr. Lahaie has served our company as an advisory director; at the time of his appointment we announced that he would serve in an advisory capacity until such time as the board was expanded or a vacancy occurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOENERGY CORPORATION (Registrant)

Date: April 18, 2006	By:	/s/ Dennis C. Cossey

Name: Dennis C. Cossey Title: Chairman and Chief Executive Officer